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                                                               EXHIBIT 5.1
                                                               -----------

                              	November 17, 1997



Trega Biosciences, Inc.
3550 General Atomics Court
San Diego, CA 92121


	Re:	Registration Statement on Form S-8


Ladies and Gentlemen:

	With reference to the Registration Statement on Form S-8 to be filed by Trega Biosciences, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to an additional 1,100,000 shares of the Company's Common Stock which may be issuable pursuant to the 1996 Stock Incentive Plan of the Company (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

	We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                             		Very truly yours,


                             		/s/ Pillsbury Madison & Sutro LLP